Exhibit 99.(11)

Brandon J. Cage

Assistant Vice President

Managing Assistant General Counsel

Office of General Counsel

Telephone (949) 219-3943

FAX (949) 219-3706

email: Brandon.Cage@PacificLife.com

March 10, 2022

Pacific Life & Annuity Company

700 Newport Center Drive

Newport Beach, CA  92660

Re: Registration Statement on Form N-4;

Separate Account A of Pacific Life & Annuity Company

Dear Sir/Madam:

I have acted as counsel to Pacific Life & Annuity Company (“PL&A”) in connection with the preparation and filing of the Registration Statement on Form N-4, filed by PL&A and Separate Account A of PL&A (File No. 811-09203) (“Separate Account”) with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, for the registration of interests in the Separate Account. The establishment of Separate Account A of PL&A on January 25, 1999, was authorized by resolution of the Board of Directors of PL&A adopted July 1, 1998, concerning the Separate Account as the separate account for assets applicable to the variable annuity contracts (“Contracts”), pursuant to the provisions of A.R.S. Section (s) 20-2632, 20-651, 20-515, and 20-536.01 of the Insurance Code of the State of Arizona.

I have examined or caused to be examined the Registration Statement, including all related documents and exhibits, and reviewed such questions of law and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

1.                                      PL&A has been duly organized under the laws of the State of Arizona and is a validly existing corporation.

2.                                      Separate Account A is duly created and validly existing as a separate account, pursuant to the aforesaid provisions of Arizona law.

3.                                      The portion of the assets to be held in Separate Account A equal to the reserves and other liabilities under the Contracts and any other Contracts issued by PL&A that are supported by Separate Account A is not chargeable with liabilities arising out of any other business PL&A may conduct.

4.                                      The Contracts have been duly authorized by PL&A and, when issued as contemplated by the Registration Statement, will constitute legal, validly issued and binding obligations of PL&A, except as limited by bankruptcy and insolvency laws affecting the right of creditors generally.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Brandon J. Cage
Brandon J. Cage
Assistant Vice President
Managing Assistant General Counsel